Exhibit 99.1

Oramed Pharmaceuticals Chosen to Present at the Diabetes Technology
Meeting (October 27-29, 2011; San Francisco, CA)

JERUSALEM, Israel , October 25, 2011 – Oramed Pharmaceuticals Inc. (OTCBB: ORMP.OB; www.oramed.com), a developer of oral drug delivery systems, announced today that its work entitled “Evaluation of the Safety and Efficacy of Two Oral Insulin Formulations in Healthy Volunteers” will be presented at the Eleventh Annual Meeting of the Diabetes Technology Society, to be held in San Francisco, California.

“The selection of Oramed as one of the companies to present at the Diabetes Technology Conference is a great opportunity for us to appraise the diabetes science community on the important progress we have made,” said Dr Miriam Kidron, Oramed’s Chief Scientific Officer.

Oramed’s poster will be presented on Thursday October 27, 2011, at 4:05-6:30 PM.

For more information about the Diabetes Technology Society’s Eleventh Annual Meeting, please visit http://www.diabetestechnology.org/dtm.shtml

For more information about Oramed Pharmaceuticals, please visit www.oramed.com

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection.  Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in phase 2 clinical trials. Established in 2006, Oramed’s technology is based on over 25 years of research by top research scientists at Jerusalem’s Hadassah Medical Center. The Company’s corporate and R&D headquarters are based in Jerusalem.

For more information, please visit www.oramed.com

Forward-looking statements

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company’s filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Company Contact:
Oramed Pharmaceuticals
Tara Horn
Cell: + 972-54-334-318
Office: + 972-2-566-0001
Email: tara@oramed.com